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                                                                    EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS FOR

                          BORLAND INTERNATIONAL, INC.



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-39185, 33-36975, 33-44301, 33-42495, 333-
13707,and 333-16313) of Borland International, Inc. of our report dated April 29, 1997, except for the first and fourth paragraphs of Note 12 which are as of May 29, 1997 and Note 14 which is as of June 30, 1997 appearing on page 53 of this Form 10-K.


Price Waterhouse LLP
San Jose, California
June 30, 1997